Tianan Insurance Co., Ltd

Insurance Agency Contract

No.2011051

Client (hereinafter referred to as “Party A”): Mianyang central sub-branch of Tianan Insurance Co., Ltd

Agent (hereinafter referred to as “Party B”): Sichuan Kangzhuang Insurance Agency Co., Ltd

In order to advance the healthy and orderly development of insurance market, give full play to insurance indemnity, assure the legality and justness of insurance agency, as well as make practical efforts to protect legitimate rights and interests of both parties, Party A and Party B, in accordance with Contract Law of the People’s Republic of China, Insurance Law of the People's Republic of China and stipulations of insurance agency made by the China Insurance Regulatory Commission, have reached an agreement relating to the cooperation of insurance agency through friendly consultation to conclude the following contract:

I.	Scope of Insurance Agency

1.	Types of Insurance and Geographic Scope

Types of Insurance	Geographic Scope
Commercial Vehicle Insurance	Mianyang
Compulsory Vehicle Insurance	Mianyang
Personal Accident Insurance, Health Insurance, Portfolio Insurance	Mianyang
Group Life Accident Insurance	Mianyang
Property Insurance, liability Insurance	Mianyang

2.	Insurance Agency Business Scope:

(1).	To sell insurance products;

(2).	To charge premiums;

(3).	Party B, without the written approval of Party A, shall not settle claims, sign any compensation agreement or make any commitment on compensation.

II.	Settlement of Premiums and Commissions

1.	(Optional) Issuing Policy upon Payment

(1)	Disbursement by Pos: When premiums transferred by Clients or Party B to the revenue account of Party A are confirmed to be received by Unionpay or a bank, valid policy shall be issued.

(2)	Disbursement by check: When the written notice (receipts of clients or Party B are not included) of premiums received is confirmed in the Financial System, valid policy shall be issued.

Disbursement by web bank, remittance, etc shall comply with the above-mentioned requirements.

(3)
Disbursement by bank acceptance: Party A shall confirm the arrival of premiums after receiving the bank acceptance and proceed to the next step. Furthermore, the original bank acceptance shall be retained prior to the date due and the duplicate be used as original evidence.

(4)	Party A shall pay the agency commissions of Issuing Policy upon Payment to Party B prior to 20th of each month. In case the deadline falls in the vacation or holiday, it shall be postponed.

(5)
Party A shall transfer the agency commissions to Party B through payment account of the relevant branch, which is based on the actual premiums Party A received from the business of Issuing Policy upon Payment.

Standard of Agency Commissions:

Types of Insurance	Rate of Commissions
Commercial Vehicle Insurance	Less than or equal to17%
Compulsory Vehicle Insurance	Less than or equal to 4%
Personal Accident Insurance, Health Insurance, Portfolio Insurance	Less than or equal to 36%
Group Life Accident Insurance	Less than or equal to 36%
Property Insurance, liability Insurance	Less than or equal to 35%

2.	(Optional) Issuing Policy before Payment

(1)	Party B shall establish a specified account to charge premiums for Party A from business of Issuing Policy before Payment.

(2)
Party B shall settle and pay the monthly policies and premiums in accordance with the settlement procedure drafted by Party A prior to 20th of each month. In case the deadline falls in the vacation or holiday, it shall be postponed. Party B shall account for and actively collect the premiums receivable.

(3)	If the premium of one single business of Issuing Policy before Payment exceeds RMB______, Party B shall deposit it in a revenue account appointed by Party A within_____ working day(s).

(4)	Party A shall pay agency commissions to Party B within 5 working days after premiums of Issuing Policy before Payment arrive in the revenue account appointed by Party A every month.

(5)
Party A shall transfer the agency commissions to Party B through payment account of the relevant branch, which is based on the actual premiums Party A received from the business of Issuing Policy before Payment.

Standard of Agency Commissions:

Types of Insurance	Rate of Commissions
Personal Accident Insurance, Portfolio Insurance	Less than or equal to 36%
Compulsory Vehicle Insurance	Less than or equal to 4%

III.	Rights and Obligations

1.
Party A shall promulgate Insurance Law and relevant stipulations of insurance agency business and assist relevant staff of Party B in acquiring related credentials in accordance with the requirements of China Insurance Regulatory Commission.

2.
Party A shall promptly provide party B insurance applications, insurance clauses, promotional materials and other relevant documents referring to agency affairs. Furthermore, Party A is obliged to provide basic knowledge of insurance which include documents management and business training to party B.

3.	Party A has the right to supervise and inspect all the agent insurance business of party B, and party B shall actively cooperate and promptly correct the mistakes.

4.	Party A has the right to require Party B to correct illegal practices; and Party A has the right to terminate the agency authority if Party B refuses to correct.

5.
Party B shall conduct the agency business within the scope and authority as prescribed in this contract. Party B shall assume legal liability if it conducts agency business beyond authority without written approval of Party A.

6.	Party B has no right to transfer the agency business identified in this contract to a third party.

7.
Party B shall strictly abide by the relevant stipulations made by the China Insurance Regulatory Commission and conduct agency business in accordance with the provisions and procedures drafted by Party A.

8.
Party B shall use the promotional materials, clauses, rate, documents and forms provided by Party A when conducting agency business. The above-mentioned documents and materials are not allowed to modify or duplicate without permission.

9.
Party B is obliged to truly inform the insurance applicants and the insured the declaration of coverage when conducting agency business in order to guide them to perform their duties; and Party B shall explain the clauses of insurance contract and highlight the exemption clauses.

10.	Party B shall transfer the premiums and interests to Party A in accordance with this contract; and Party A is obliged to pay agency commissions to party B in comply with this contract.

11.	Party B is obliged to inform Party A immediately if any loss occurred within the scope of insurance liability.

12.	Party B shall not sign any mortgage contracts or certification in the name of Party A; and policies of Party A shall not be pledged.

13.
Party B shall not assist any organization or person in money laundering when conducting agency business. Party B is obliged to fight money laundering, identify clients and properly keep the materials and transaction record of the clients. Party B is obliged to inform Party A immediately if any block trades which comply with the anti-money laundering provisions or suspicious transactions are found.

14.	Party B shall establish a documents management system or a standing book in order to keep a record of policies collecting, using, nullifying and selling-back.

IV.	Duration

The duration of this contract is from 00:00, July 1, 2011 to 24:00, August 12, 2013. Nevertheless, this contract terminates if both parties reach an agreement, or either party unilaterally dissolves it in accordance with the provisions hereof.

V.	Modification and Termination

1.	Both parties shall not modify this contract without permission after it comes into force. Due to specific reasons, this contract may be modified in written form after being approved by both parties.

2.	Each party has the right to terminate this contract within the duration and shall inform the other party 30 days in advance.

3.	In the case of any of the following circumstances occurring to Party B, this contract terminates:

(1)	To modify the insurance clauses without permission, raise or lower the insurance rate;

(2)	To conduct agency business by way of deception, perfidy and forgery;

(3)	To deceive insurance company with the insurance applicants and the insured;

(4)	To appropriate or embezzle premiums;

(5)	To refuse to correct illegal practices;

(6)	Insurance Agent Qualification Certificate, Sideline Insurance Agency License or Insurance Business License is revoked; or Business License is revoked by industrial and commercial bureau.

4.	Party A has the right to terminate this contract if Party B violates the stipulations made by China Insurance Regulatory Commission.

5.
When this contract terminates, both parties shall settle and pay all the premiums, commissions and relevant charges within 15 days, exchange unsettled compensations and insurance documents and deal with other items.

6.	Party B shall not conduct insurance agency business in the name of Party A after this contract terminates.

VI.	Breach Liabilities

1.	Party A has the right to terminate this contract immediately and withdraw the premiums which Party B collected for it if Party B does not pay premiums in accordance with this contract.

2.
Party A has the right to terminate this contract if Party B conducts agency business beyond authority or violates relevant provisions drafted by Party A and does not correct after prevention. If harm is done to Party A, Party B shall assume compensation liability.

3.	Where Party B violates the provisions hereof and brings about economic loss to Party A, Party A has the right to seek compensation and penalty (RMB ).

VII.	Dispute Solution

In the event of a dispute hereunder, both parties shall seek solutions through friendly negotiation. Each party may litigate in the People’s Court which has jurisdiction over a case if an agreement is not reached.

VIII.	Other Matters

There are 2 originals of this contract. Each party may hold 1 original. Miscellaneous shall be discussed and revised by both parties.

Party A:	Party B:

Representative:	Representative:

(Seal)	(Seal)

Date:	Date: